EXHIBIT 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the Schedule 13D (or any amendments thereto) relating to the Ordinary Shares of Inventiva S.A. is filed on behalf of each of us.

Dated: November 19, 2025

Samsara BioCapital, L.P.

By:

Samsara BioCapital GP, LLC

its

General Partner

By:

/s/ Srinivas Akkaraju

Name: Srinivas Akkaraju

Title: Managing Member

Samsara BioCapital GP, LLC

By:

/s/ Srinivas Akkaraju

Name: Srinivas Akkaraju

Title: Managing Member

Samsara Opportunity Fund, L.P.

By:

Samsara Opportunity Fund GP, LLC

its

General Partner

By:

/s/ Srinivas Akkaraju

Name: Srinivas Akkaraju

Title: Managing Member

Samsara Opportunity Fund GP, LLC

By:

/s/ Srinivas Akkaraju

Name: Srinivas Akkaraju

Title: Managing Member

Srinivas Akkaraju

/s/ Srinivas Akkaraju